Exhibit 23.4

Consent of Independent Valuation Expert
Phillips Edison & Company, Inc.:
We hereby consent to the reference to our name and description of our role in the valuation process of Phillips Edison & Company, Inc. (the “Company”) included in the Company’s Registration Statement on Form S-11/A and the related prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

/s/ Duff & Phelps, LLC

Chicago, Illinois
June 21, 2021